UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2016

CARDINAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-54360	47-1579622
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Penn Center Blvd. Suite 401
Pittsburgh, PA 15235
 (Address of principal executive offices) (Zip Code)

(412) 374-0989
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement.

As previously reported, on December 10, 2015, Cardinal Resources, Inc. (the "Company," "we" or "us") entered into a Securities Purchase Agreement (the "SPA") with Hangzhou Sky Valley Water Technology Co., Ltd., a water technology company based in Hangzhou, China Zhenjiang Province (the "Purchaser").

Effective December 13, 2016, we have terminated the SPA.

The SPA had provided for the issuance of shares of common stock, $.001 par value per share, equal to up to 51% of our issued and outstanding shares of common stock as of the closing of the transaction in consideration of aggregate gross proceeds of $7,500,000.

The transaction was meant to be closed in two tranches.  The first tranche contemplated the issuance of 36,000,000 shares of common stock at a purchase price of $3,750,000 or $0.10417 per share, and was conditioned upon satisfaction of standard and customary closing conditions.  The second tranche contemplated the issuance of that number of shares of common stock sufficient to result in Purchaser owning 51% of our issued and outstanding shares of common as of the closing of the second tranche at a purchase price of $3,750,000, and was conditioned upon satisfaction of standard and customary closing conditions and achievement of the following milestones:

•	board and management composition acceptable to us and the Purchaser;
•	forming a joint venture with the Purchaser in China ("China JV");
•	the China JV having manufactured two of our CRB units meeting our quality standards;
•	the transfer to the China JV of our manufacturing rights and obligations under our agreement with Bayelsa Nigeria; and
•
using our commercially reasonable best efforts to cause our financing and manufacturing rights and obligations under our agreement with CAMWATER (the water utilities corporation of Cameroon) to be transferred to the China JV.

Proceeds were to be used for general corporate and working capital purposes, including repayment of indebtedness, making key hires, and funding the China JV.

As permitted by the terms of the SPA, we have terminated the agreement because Purchaser did not close the first tranche (among other things, Purchaser did not transfer immediately available funds to the Company).  A portion of the funds were placed into a trust account, but only a portion of those funds were released.  For the funds released, Cardinal Resources issued 4,896,905 shares of common stock to Hangzhou Sky Valley Water Technology Co Ltd.  In addition, Purchaser has made no apparent progress toward completing the second tranche milestones.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Resources, Inc.

Date: December 13, 2016	By:	/s/ Kevin Jones
Kevin Jones
Chief Executive Officer